Exhibit 5.1


                                        November 6, 1997


          Citicorp North America, Inc.
          399 Park Avenue
          New York, New York  10043

                         Re:  Registration Statement on Form S-3

          Ladies and Gentlemen:

                    We have acted as special counsel to Citicorp
          North America, Inc., a Delaware corporation (the "Depositor"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), including the prospectus and form of prospectus supplement included therein (together, the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of Guaranteed Trade Trust Certificates (the "Certificates") evidencing interests in one or more trusts to be established by the Depositor (each, a "Trust"). The assets of each Trust will consist primarily of one or more promissory notes which will be guaranteed as to the payment of principal and interest by Export-Import Bank of the United States. The Certificates of each Trust will be issued pursuant to a separate Declaration of Trust (each, a "Declaration of Trust") between the trustee (each, a "Trustee") named therein and the Depositor. Forms of the Master Terms of Trust (the "Master Terms") and Supplement to the Declaration (the "Trust Supplement") which will comprise each Declaration of Trust have been filed with the Commission. We do not express any opinion herein as to the issuance of Certificates pursuant to any agreement other than the Declaration.

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Act (the "Rules and Regulations").

                    We have examined and are familiar with
          originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement including the Prospectus; (ii) the form of Master Terms;
          (iii) the form of Trust Supplement (including the form of Certificate annexed as an exhibit to the Trust Supplement); (iv) the certificate of incorporation of the Depositor as currently in effect; (v) the by-laws of the Depositor as currently in effect; (vi) certain resolutions of the Board of Directors of the Depositor and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.


                    In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of all of the documents referred to in the preceding paragraph we have assumed that all the parties executing such documents had the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor and of public officials and agencies.

                    Members of our Firm are admitted to the Bar of the States of New York and Delaware and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.


                    Based upon and subject to the foregoing, we are of the opinion that:

                              (i)  Each Declaration of Trust,
               upon the due execution and delivery thereof by the Depositor, will constitute a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                              (ii)  The Certificates, when
               duly executed and authenticated by the related Trustee and delivered against payment therefor in accordance with the terms of the Declaration of Trust pursuant to which such Certificates are issued, will be validly issued and outstanding, and fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Declaration of Trust.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Prospectus included in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to Certificates which is filed pursuant to Rule 462(b) of the Rules and Regulations and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving the above consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom LLP